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                           GENESCO INC.                            EXHIBIT (11)

                           AND CONSOLIDATED SUBSIDIARIES
                           Earnings Per Common and
                           Common Share Equivalent
                           Fiscal Year Ended

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                                                                  1997                    1996                   1995
                                                    ------------------     -------------------     ------------------
IN THOUSANDS                                         EARNINGS   SHARES     EARNINGS     SHARES     EARNINGS    SHARES
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
PRIMARY EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations     $  17,104            $   (4,281)             $  (18,514)
 Preferred dividend requirements                    $     301            $      302              $      302
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 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                        $  16,803   24,540   $   (4,583)    24,347   $  (18,816)   24,326
 Employees preferred and stock options
   deemed to be a common stock equivalent                        1,098                     379                    -0-
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Totals before discontinued operations               $  16,803   25,638   $   (4,583)    24,726   $  (18,816)   24,326
PER SHARE                                           $     .66            $     (.19)             $     (.77)
=====================================================================================================================


 Net earnings (loss)                                $  17,104            $   10,071              $  (81,192)
 Preferred dividend requirements                    $     301            $      302              $      302
 --------------------------------------------------------------------------------------------------------------------
 Net earnings (loss) applicable to common stock
   and average common shares outstanding            $  16,803   24,540   $    9,769     24,347   $  (81,494)   24,326
 Employees preferred and stock options deemed
   to be a common stock equivalent                               1,098                     379                    -0-
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Total net earnings (loss)                           $  16,803   25,638   $    9,769     24,726   $  (81,494)   24,326
PER SHARE                                           $     .66            $      .40              $    (3.35)
=====================================================================================================================

FULLY DILUTED EARNINGS (LOSS) PER SHARE
 Earnings (loss) before discontinued operations
   applicable to common stock and average
   common shares outstanding                        $  16,803   25,638   $   (4,583)    24,726   $  (18,816)   24,326
 Senior securities the conversion of which
   would dilute earnings per share                                 132                     117                    -0-
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Totals before discontinued operations               $  16,803   25,770   $   (4,583)    24,843   $  (18,816)   24,326
PER SHARE                                           $     .65            $     (.18)             $     (.77)
=====================================================================================================================
Net earnings (loss) applicable to common stock
   and average common shares outstanding            $  16,803   25,638   $    9,769     24,726   $  (81,494)   24,326
Senior securities the conversion of which
   would dilute earnings per share                                 132                     117                    -0-
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TOTAL NET EARNINGS (LOSS)                           $  16,803   25,770   $    9,769     24,843   $  (81,494)   24,326
PER SHARE                                           $     .65            $      .39              $    (3.35)
=====================================================================================================================

All figures in thousands except amount per share.